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                                                                   EXHIBIT 10.9


                         SOLID WASTE DISPOSAL AGREEMENT

         This Solid Waste Disposal Agreement (this "Agreement") is made this 31st day of March, 2001, by and between IESI TX Corporation, a Texas corporation (the "Customer") and Waste Management of Texas, Inc., a Texas corporation (the "Contractor").

                                   WITNESSETH:

         WHEREAS, Contractor owns and operates certain solid waste Disposal Sites (as defined herein) in the State of Texas, and desires to provide Customer with solid waste services at the Disposal Sites; and

         WHEREAS, Customer operates certain solid waste collection and hauling businesses and desires to obtain disposal services at the Disposal Sites for the disposition of certain amounts of Waste Material (as defined herein) collected by its businesses.

         NOW, THEREFORE, for and in consideration of the respective covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "Acceptable Waste" under this Agreement means any and all solid waste, including municipal solid waste, except Unacceptable Waste.

         1.2 "Agreement" means this Solid Waste Disposal Agreement, as it may be amended from time to time.

         1.3    "Base Rate" shall have the meaning set forth in Article 5.1.

         1.4 "Disposal Site" or "Disposal Sites" means individually and together (i) Austin Community Landfill; (ii) Coastal Plains Recycling and Disposal Facility; (iii) Comal County Recycling and Disposal Facility; (iv) DFW Recycling and Disposal Facility; (v) Hillside Landfill; (vi) Lacy Lakeview Landfill; (vii) Skyline Recycling and Disposal Facility; and (viii) Westside Recycling and Disposal, each owned and operated by Contractor.

         1.5    "Effective Date" shall have the meaning set forth in
Article 2.1.

         1.6 "Hazardous Waste" means hazardous waste and toxic or radioactive substances (even though they may be part of a delivered load of waste), as such terms are defined by applicable federal or state laws or regulations.

         1.7 "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. 6901, ET. SEQ., as amended.

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         1.8    "Special Waste" means all treated/de-characterized (formerly hazardous) wastes; polychlorinated byphenyl (PCB) wastes; industrial process wastes; asbestos containing material; chemical containing equipment; incinerator ash; medical wastes; off-spec chemicals; sludges; spill-cleanup wastes; underground storage tank (UST) soils; waste from service industries; and all such other wastes described on Exhibit "A" attached hereto and incorporated herein by this reference for all purposes.

         1.9    "State" means the State of Texas.

         1.10 "Suspicious Waste" means waste which Contractor reasonably suspects may be Unacceptable Waste.

         1.11 "TNRCC" means the Texas Natural Resource Conservation Commission, or any predecessor, successor or other substituted agency, department or commission of the State which has regulatory authority over solid waste disposal permitting and enforcement.

         1.12   "Unacceptable Waste" means any and all waste that is either:

                     (a) waste which is or may be prohibited from disposal at a Disposal Site by federal or state law, regulation, rule, code, ordinance, order, permit or permit condition;

                     (b)  Hazardous Waste;

                     (c) Special Waste without an approved Special Waste agreement as described in Article 4; or

                     (d) Special Waste which does not conform to the analysis or characteristics described in a Special Waste agreement.

         1.13 "Waste Material" means Acceptable Waste collected by Customer and which, in compliance with governmental licenses and permits in effect, may be received for disposal at a Disposal Site.

                                    ARTICLE 2
                                      TERM

         2.1 EFFECTIVE DATE. This Agreement will be effective as of April 1, 2001 (the "Effective Date").


         2.2 INITIAL TERM. The initial term of this Agreement is three (3) years, commencing on the Effective Date and ending on March 31, 2004 (the "Initial Term").

         2.3 RENEWAL TERM. This Agreement will be automatically renewed for additional one (1) year terms (the "Renewal Terms"), commencing at the end of the Initial Term or the then current Renewal Term, as the case may be, unless either party notifies the other, not less than sixty (60) days before the end of the Initial Term or such current Renewal Term as the case may

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be, in writing of its intent to terminate this Agreement.

                                    ARTICLE 3
                                SCOPE OF SERVICE

         3.1 OPERATION. On and after the Effective Date of this Agreement, Contractor shall accept at any of the Disposal Sites all Waste Material delivered to the Disposal Sites by Customer in accordance with the terms and conditions of this Agreement.

         3.2 CONDITION PRECEDENT. The obligations of Contractor under this Agreement are expressly subject to the prior issuance to Contractor, and the continuing effectiveness, of all final, non-appealable licenses, permits and approvals that are necessary to operate the Disposal Sites. Contractor represents that it has obtained all licenses, permits and approvals which in its good faith judgment are necessary for the operation of the Disposal Sites to be in compliance with applicable laws and regulations.

         3.3 HOURS OF OPERATION. Each Disposal Site shall be open and accept Waste Material for disposal during its respective posted hours of operation. Contractor may, in its discretion, change the hours of operation at any Disposal Site at any time; provided, however, that Customer's hauling trucks shall have the same access hours for disposal at such Disposal Site as Contractor's hauling trucks.

         3.4 HOLIDAYS. Each Disposal Site may, in the discretion of Contractor, be closed on such legal holidays as determined from time to time by Contractor.

         3.5 COMPLIANCE WITH APPLICABLE LAWS. Contractor shall comply with all present and future federal, state, and local laws, regulations and ordinances regulating the operation of landfills for the disposal of Waste Material, and with all other rules, regulations, orders and amendments thereto imposed by all federal and state regulatory agencies having jurisdiction over the operation of the Disposal Sites.

         3.6 RIGHT TO REFUSE UNACCEPTABLE WASTE. Contractor shall not be required to accept, and reserves the right to reject or revoke acceptance of, any waste brought to a Disposal Site that Contractor, in its sole discretion, considers to be an Unacceptable Waste or Suspicious Waste. Contractor will require Customer to remove waste it has delivered which is subsequently determined or suspected by Contractor to be Unacceptable Waste. If such Unacceptable Waste is not removed from Contractor's possession by the Customer within a reasonable time, not to exceed three (3) days from the receipt of such waste, Contractor will arrange for lawful disposal of such waste. Customer will indemnify Contractor for any costs or damages, including fines and penalties, resulting from delivery of Unacceptable Waste to a Disposal Site, and will pay Contractor its reasonable expenses and charges for handling, loading, preparing, transporting, storing and caring for any such Unacceptable Waste disposed of by Contractor.

         3.7 REVOCATION OF ACCEPTANCE. Contractor may, at any time before the condition of the waste has been materially changed, revoke its acceptance of any waste discovered to be Unacceptable Waste. Revocation must occur within a reasonable time after Contractor actually

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discovers or should have discovered that the waste is Unacceptable Waste. In revoking its acceptance of any waste, Contractor shall notify Customer of the manner in which the waste is Unacceptable Waste.

         3.8 TITLE TO WASTE. Contractor is vested with title to all Acceptable Waste accepted by Contractor at a Disposal Site. Any revenue or other value received by Contractor as a result of reclamation, recycling or resource recovery shall be solely for the account of Contractor.

         3.9 MINIMUM ANNUAL VOLUMES. Customer agrees to deliver to the Disposal Sites an aggregate minimum annual disposal volume of [*] cubic yards of Waste Material during each contract year of this Agreement (the "Minimum Annual Volumes"), to be delivered to each of the Disposal Sites, on a site-specific basis, in accordance with the volumes set forth on Exhibit "B" attached hereto and incorporated herein by this reference for all purposes, which aggregate [*]cubic yards of Waste Material (the "Site-Specific Disposal Site Waste"). The remaining [*] cubic yards of Waste Material comprising the Minimum Annual Volumes (the "Non-Specific Disposal Site Waste") shall be delivered by Customer to Contractor to any of the Disposal Sites, in such amounts as Customer determines, in its sole discretion, and shall be construed and counted as Non-Specific Disposal Site Waste only after the Minimum Annual Volumes are delivered at such Disposal Site. Notwithstanding anything contained in this Agreement to the contrary, in the event less than [*] cubic yards of Waste Material is delivered to the Disposal Sites under this Agreement during any one (1) contract year, Contractor and Customer shall use good faith efforts to renegotiate the Base Rates (as defined herein) contained in Exhibit "C" of this Agreement within sixty (60) days after such Agreement anniversary date. Notwithstanding anything contained herein to the contrary, in the event Contractor and Customer, after using good faith efforts, are unable to renegotiate such Base Rates, then Contractor may, at its sole and absolute discretion, terminate this Agreement. Any Special Waste disposed of pursuant to this Agreement shall not be included in the calculations for determination of Minimum Annual Volumes.

         3.10 PRIOR AGREEMENT. This Agreement shall supersede that certain Solid Waste Disposal Agreement by and between Customer and Contractor, dated October 19, 1998.

                                    ARTICLE 4
                            SPECIAL WASTE MANAGEMENT

         4.1 REQUIREMENT FOR SPECIAL WASTE MANAGEMENT. Customer will require all generators of Special Waste collected by Customer and being disposed of at a Disposal Site to participate in and implement a Special Waste program as described in this Agreement.

         4.2 CONTRACTOR'S OBLIGATION REGARDING SPECIAL WASTE. Contractor is not required to accept or manage any Special Waste unless it is specifically identified in a written Special Waste agreement, approved in writing by Contractor.

---------

[*] Such information has been granted confidential treatment, and has been filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

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         4.3    DUTY OF CUSTOMER. Customer will require all waste generators for which it has collection and disposal responsibility to execute a Special Waste agreement prior to delivery of any Special Waste to a Disposal Site. Customer will not deliver, arrange for the delivery of, or contract for the delivery of any Special Waste to a Disposal Site without a fully executed Special Waste agreement.

         4.4 SPECIAL WASTE AGREEMENT. The specific requirements of the Special Waste agreement shall be as specified from time to time by Contractor and may be altered by Contractor at any time as necessary to ensure the proper management of Special Waste. At a minimum the Special Waste agreement shall include:

                (a) A representative of the character and regulatory status of the waste to be executed by the generator;

                (b) A decision  document to be executed by Contractor.
        A decision document shall at a minimum include the identification of the generator and the source and characterization of the waste;

                (c) A proposed management plan for the Special Waste, including any special handling requirements;

                (d) The approval of Contractor indicating acceptance for handling of the waste; and

                (e) The unit price for disposal associated with the management of the Special Waste.

         4.5 REPRESENTATIVE SAMPLE OF SPECIAL WASTE. Contractor may, in its sole discretion, demand that a representative sample of any Special Waste proposed for delivery to a Disposal Site be provided by the generator to Contractor prior to the approval of a Special Waste agreement. Unless otherwise agreed by Contractor, the cost for acquisition, delivery and analysis of a representative sample shall be borne by the generator. If the generator refuses to provide a representative sample, Contractor shall have no obligation to accept the Special Waste or to execute a Special Waste agreement.

                                    ARTICLE 5
                           COMPENSATION TO CONTRACTOR

         5.1 BASE RATE FOR DISPOSAL SITE. During the Initial Term of this Agreement the base rates to be charged by Contractor for receiving and disposing of Waste Material delivered by Customer to the Disposal Sites (the "Base Rates") shall be as follows:

            SET FORTH IN EXHIBIT "C" ATTACHED HERETO AND INCORPORATED
                      HEREIN BY REFERENCE FOR ALL PURPOSES

         These rates shall include applicable state fees, including recycling fees and post-closure

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fees, and local fees, including host fees, taxes and royalties, and fees incurred under federal, state or local laws, rules or ordinances in effect and/or implemented as of, but not subsequent to, the Effective Date.



         5.2 BASE RATES ESCALATION AND ADJUSTMENT. At the end of each contract year of this Agreement, the Contractor may increase the Base Rates as follows:
                Rate Change = (CPI) x Base Rates for immediately preceding year

         For purposes of this Agreement, "CPI" shall mean the percentage change for the preceding twelve (12) month period in the Consumer Price Index based on the index entitled CPI-U "Dallas/Fort Worth Area" from the U.S. Department of Labor, Bureau of Labor Statistics publication entitled "Consumer Price Indexes, Pacific Cities and U.S. TASWA Average," 1977 - 100.

         Percentage changes in the index shall be calculated with the base year of December 1977 until the Bureau of Labor Statistics ("BLS") publishes data on a new base period. Calculations shall be made from data on the new base from that time forward.

         If the CPI index specified above is discontinued, the parties hereto shall agree by November 1 of the then applicable year to substitute another equally authoritative measure of change in the purchasing power of the U.S. dollar for CPIs as may be then available so as to carry out the intent of this provision.

         If BLS designates an index with a new title or code number or table number as being the continuation of the index cited above, the new index will be used. If the specific index "Dallas/Fort Worth Area" is discontinued, then the large metropolitan area closest to the "Dallas/Fort Worth Area" will be used. If there is no area, but the "U.S. City Average" remains, this latter index will be used. Otherwise, a substitute shall be agreed upon by the parties.

         Notwithstanding anything contained herein to the contrary, the Base Rates set forth on Exhibit "C" shall only increase for any 12-month period to the extent, and only in the amount, that the CPI for such year is in excess of 3.5%; however, in no event shall such increase of the Base Rates for such year be in excess of 7% of the immediately prior year's Base Rate. For example, if the CPI increase for a year is 4.0%, then the Base Rates for the then applicable year shall increase by 0.5%. In no event shall the Base Rates ever be decreased. The limitations on increases for the Base Rates as set forth in this paragraph are hereinafter referred to as the "Base Rates Limitations".

         In addition to the foregoing, Contractor may increase Base Rates to reflect the per cubic yard effect of any increase or increases in taxes, fees and other governmental charges (including without limitation changes in TNRCC fees) required by Federal, State or local law, regulation, rule ordinance or permit condition that becomes effective or is implemented after the Effective Date, and such increases shall be effective upon the date when such tax, or other charge takes effect.


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         5.3    PRICING FOR SPECIAL WASTE. Customer shall pay Contractor for disposal of Special Waste the unit price established solely by Contractor. Unit prices for Special Waste will vary depending on quantity and character of the Special Waste, and will be priced by Contractor on a case-by-case basis depending upon the nature and character of the Special Waste. Under no circumstances shall the Base Rates be applicable to Special Waste. Notwithstanding anything contained herein to the contrary, Special Waste unit prices for those existing accounts of Customer and waste streams specifically set forth in Exhibit "D" attached hereto and incorporated herein by this reference for all purposes shall be as set forth therein, and subject to the Base Rate escalation and adjustments set forth in Articles 5.1 and 5.2 of this Agreement, but exclusive of, and not subject to, the Base Rates Limitations.

         5.4    BILLINGS.

                (a) Contractor shall bill Customer monthly for the actual volume of Waste Material delivered by Customer to each Disposal Site during the previous month pursuant to this Agreement, multiplied by the then applicable Base Rate, or Base Rates, for that Disposal Site. Customer guarantees to Contractor to deliver the Minimum Annual Volumes of Waste Material to each Disposal Site as set forth on Exhibit "B". If, at the end of any contract year, Customer has not delivered to Contractor all volume of Site-Specific Disposal Site Waste to the respective Disposal Sites in accordance with Exhibit "B", then Customer shall be obligated to pay to Contractor, within thirty (30) days after the end of such contract year, a sum equal to the volume of cubic yards of the Site-Specific Disposal Site Waste required to be delivered, but not delivered, to each Disposal Site, multiplied by the applicable Base Rate. In addition, if, at the end of any contract year, Customer has not delivered to Contractor all required volume of cubic yards of the Non-Specific Disposal Site Waste, then, within thirty (30) days after the end of such contract year, Customer shall pay to Contractor a sum equal to the volume of cubic yards of the Non-Specific Disposal Site Waste not delivered to Contractor, multiplied by the average Base Rate for the applicable year for all Disposal Sites. It is the intent of the parties that, and Customer guaranties to Contractor the delivery to the Disposal Sites of, an aggregate minimum volume of [*] cubic yards of Waste Material per year, and in the event Customer fails to deliver such minimum volume to Disposal Sites, Customer shall pay Contractor for such undelivered cubic yardage as provided above in this Article 5.4.

                (b) Each invoice will detail the number of loads and amount and type of yards (loose or compacted) for the time period covered by the invoice. Customer will pay each invoice within thirty (30) days of the date of the invoice, without further notice by Contractor. A late charge of one percent (1%) per month will be imposed if the payment from Customer is past due.
---------
[*] Such information has been granted confidential treatment, and has been filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                                                               7

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         5.5    BOOKS AND RECORDS. Contractor will keep daily records of the weight or volume of waste received and charges therefore, and Customer has the right to inspect the same insofar as they pertain to the amount weight or volume of waste received at each Disposal Site under this Agreement.

                                    ARTICLE 6
                                 INDEMNIFICATION

         Contractor agrees to indemnify, save harmless, and defend the Customer, from and against any and all liabilities, claims, penalties, forfeitures, suits and the costs and expenses incident thereto (including costs of defense, settlement, and reasonable attorneys' fees), which it may hereafter incur, become responsible for, or pay out as a result of death or bodily injuries to any person, destruction or damage to any property, contamination of or adverse effects on the environment, or any violation of governmental laws, regulations, or orders caused by the Contractor's breach of any warranty, term or provision of the Agreement, or by the negligent or willful acts or omissions of Contractor, its employees, or its subcontractors in the performance of the Agreement.

         Customer agrees to indemnify, save harmless, and defend the Contractor, from and against any and all liabilities, claims, penalties, forfeitures, suits, and the costs and expenses incident thereto (including costs of defense, settlement, and reasonable attorneys' fees), which it may hereafter incur, become responsible for, or payout as a result of death or bodily injuries to any person, destruction or damage to any property, contamination of or adverse effects on the environment, or any violation of governmental laws, regulations, or orders caused by the Customer's breach of any warranty, term or provision of the Agreement, or by the negligent or willful acts or omissions of Customer, its employees, or its subcontractors in the performance of the Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 FORCE MAJEURE. The performance of this Agreement by either party may suspended and the obligations hereunder excused or extended in the event, and during the period, that such performance is prevented, hindered, or delayed by a cause or causes beyond the reasonable control of such party include, without limitation, default of another party; labor disputes, strike or lockout; acts of God; war; fire; explosion; national defense requirements; accidents; riot; flood; sabotage; lack of adequate fuel, power materials, labor, or transportation facilities; power failures; breakage or failure of machinery or apparatus; damage or destruction of a Disposal Site and its facilities; injunctions or restraining orders; and judicial or governmental laws, regulations, requirements, orders, actions, or inaction, including the revocation or suspension of or failure to obtain, for reasons beyond Contractor's reasonable control, any licenses or permits required for operation of a Disposal Site. In the event of disruption of services under any such circumstances, Contractor will make every reasonable effort to reopen the affected Disposal Site to accept waste as soon as practicable after the cessation of the cause of suspension of services, and it will take all reasonable steps to overcome the cause of cessation of service. Neither party shall be liable to the other for the failure to


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perform its duties and obligations under the Agreement or for any resultant damages, loss, or expenses, if such failure was the result of any such Force Majeure. Further the affected party shall use reasonable efforts to remove any Force Majeure condition.

         7.2 ENFORCEMENT. In the event that there is a dispute between the parties, and either party brings an action to interpret this Agreement, or to enforce any right which such party may have hereunder, or in the event an appeal is taken from any judgment or decree of a trial court, the party ultimately prevailing in such action will be entitled to receive from the other party its costs and reasonable attorneys' fees to be determined by the court in which such action is brought.

         7.3 RIGHT TO REQUIRE PERFORMANCE. The failure of either party at any time to require performance by the other party of any provisions of this Agreement will in no way affect the right of that party thereafter to enforce the same. No waiver by either party of any breach of any of the provisions hereof will be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of any other provision.

         7.4 GOVERNING LAW. This Agreement will be governed by construed in accordance with the laws of the State of Texas.

         7.5 SEVERABILITY. If any provision of this Agreement is declared illegal, void, or unenforceable, the remaining provisions will not be affected but will remain in full force and effect.

         7.6 HEADINGS. The headings used herein are for convenience only and are not to be construed as part of this Agreement.

         7.7 ASSIGNMENT. No transfer or assignment of this Agreement or any right accruing under this Agreement will be made by either party hereunder without the written consent of the other party, which consent may be withheld in such party's sole discretion; provided, however, that Contractor may assign this Agreement to an affiliate. For purposes of this article, affiliate means any entity that, directly or indirectly, controls, is controlled by, or is under common control, with Contractor. In the event there is a change in control or ownership of Customer, other than pursuant to an initial public stock offering, this Agreement, at the sole option of Contractor, shall become null and void.

         7.8 SUCCESSOR AND ASSIGNS. Subject to the restrictions on transfer and assignment contained in Article 7.7, this Agreement will inure to the benefit of and will be binding on the parties hereto and their respective successors and assigns.

         7.9 SPECIFIC SERVICES. This is an Agreement for the performance of specific services described herein. Under no circumstances or conditions shall the operation of a Disposal Site by Contractor in accordance with this Agreement be deemed a public function, nor has Customer acquired an interest, ownership or otherwise in the real or personal property or improvements or fixtures at a Disposal Site by virtue of this Agreement.


                                                                               9


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         7.10   NOTICES. All notices or other communications to be given to a party hereunder shall be in writing and shall be deemed given upon the earlier to occur of (a) actual receipt by such party or (b) three (3) business days after being deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed to such party as follows:

           If to Customer:

           IESI TX Corporation
           6125 Airport Freeway, Suite 202
           Haltom City, Texas 76117
           Attn: Mr. Thomas Brown, Chief Operating Officer

           With copy to:

           IESI Corporation
           2 Commerce Street
           Bayonne, New Jersey 07002
           Attn: Christopher V. Della Pietra, Esq., General Counsel

           If to Contractor:

           Waste Management of Texas, Inc.
           820 Gessner, Suite 940
           Houston, Texas 77024
           Attn: Mr. Charles Dees, III

           With copy to:

           Waste Management, Inc.
           2410 Paces Ferry Road, Suite 400
           Atlanta, GA 30339
           Attn: Area General Counsel

Any changes of address by either party shall be by notice given to the other in the same manner as specified above.

         7.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto, and it will not be considered modified, altered, changed, or amended in any respect unless in writing and signed by the parties hereto.

         7.12 CONFIDENTIALITY AND RECORDING. The terms of this Agreement shall be regarded as privileged and confidential business information ("Confidential Information") which shall not be disclosed by either party to any third party without the prior written approval of the other party to this Agreement, except to the extent that disclosure is required (a) by law (including any filings to the Securities & Exchange Commission), or (b) by a financial institution in order to apply for or obtain credit. In the event either party receives a subpoena, court order or other directive or is


                                                                              10

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otherwise compelled or required to produce a copy of this Agreement or any information regarding this Agreement, two (2) days' notice shall be given to the other party to this Agreement prior to responding so as to allow the other party to either consent or seek appropriate relief or a protective order. The term Confidential Information shall not include any information, and neither party hereto will be under any obligation to protect any information, which is or becomes available to the public or is generally known in the industry other than through an unauthorized disclosure by a party hereto.

         7.13 CONTRACTOR'S DELIVERY TO CUSTOMER. As additional consideration for this Agreement, Contractor agrees to deliver Waste Material to Customer's disposal facilities for disposal, in the minimum annual disposal volumes, and at the base rates, as set forth on Exhibit "E" attached hereto and incorporated herein by this reference for all purposes. The base rates shall be subject to the same adjustments set forth in this Agreement for the Base Rates, including the Base Rates Limitations. In addition, the relationship of the parties under this Article 7.13 shall be governed by the same terms and conditions set forth in this Agreement to the extent set forth in Article 1,
Article 2, Articles 3.1 - 3.8, Articles 5.2, 5.4 (adjusted to the minimum volumes set forth in Exhibit "E") and 5.5, Article 6, and Article 7.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first set forth above.

CUSTOMER                                     CONTRACTOR
--------                                     -----------

IESI TX Corporation                          Waste Management of Texas, Inc.



By:_________________________________      By:_________________________________

Its:_________________________________     Its:_________________________________

                                   EXHIBIT "A"

                                  SPECIAL WASTE

Special Waste means any discarded material from a nonresidential source meeting any of the following descriptions for Type A or Type B Special Waste.

TYPE A SPECIAL WASTE. Any waste from a commercial or industrial activity meeting any of the following descriptions.

1. Containerized waste (e.g., a drum, portable tank, lugger box, roll-off box, pail, bulk tanker, etc.) listed in (b) through (h) below.

2. Waste from a pollution control process (e.g., baghouse dust, treatment plant sludge, filter cake, sedimentation pond cleanout, etc.).

3. Waste containing free liquids (free liquid wastes are those wastes which fail the paint filter test prescribed by the United States Environmental Protection Agency Method 9095).

4. Residue and debris from the cleanup of a spill or a chemical substance or commercial product or a waste listed in (a) through (c) above or (e) through (h) below. This definition applies to spills of any size.

5. Contaminated residuals from the cleanup of a facility generating, storing, treating, recycling, or disposing chemical substances, commercial products, or waste listed in (a) through (d) above or (0 through (h) below.

6. Any waste which is nonhazardous as a result of treatment pursuant to RCRA Subtitle C.

7.    Sludge waste.

8.    Waste from an industrial process.

TYPE B SPECIAL WASTE. Any waste from a commercial or industrial activity meeting any of the descriptions which follow.

1. Friable asbestos from building demolition or cleaning: wall board, wall or ceiling spray coverings, pipe insulation, etc. Nonfriable asbestos (e.g., asbestos containing floor tiles, brake pads, roofing products, etc.) is a Special Waste if it has been processed, handled, or used in such a way that asbestos fibers may be freely released. Asbestos bearing industrial process waste is a Type A Special Waste.

2. Commercial products or chemicals which are off-specification, outdated, unused, or banned. Outdated or off-specification, uncontaminated food or beverage products in original consumer containers are not included in this category; however, containers which once held commercial products or chemicals are included if the container is empty. A container is empty when all wastes have been removed that can be removed using the practices commonly employed to remove materials from that type of container (e.g., pouring, pumping, or aspirating), an end has been removed (for containers in excess of 25 gallons), and no more than one inch (2.54 centimeters) of residue remains on the bottom of the container or inner liner, or no more than 3 percent by weight of the total capacity of the container remains in the container (for containers more or less than 110 gallons) or no more than 0.3 percent by weight of the total capacity of the container remains in the container (for containers greater than 110 gallons). A container which once held ACUTELY HAZARDOUS WASTES must be triple rinsed with an appropriate solvent or cleaned by an equivalent method. Containers which once held substances regulated under the Federal Insecticide, Fungicide, and Rodenticide Act must be empty according to label instructions or triple rinsed.

3. Untreated biomedical waste. Any waste capable of inducing infection due to contamination with infectious agents from a biomedical source including but not limited to a hospital, medical clinic, nursing home, medical practitioner, mortuary, taxidermist, veterinarian, veterinary hospital, animal testing laboratory or medical testing laboratory. Any sharps from these sources must be rendered harmless or placed in needle puncture proof containers.

4. Treated medical waste. Any waste from a biomedical source including but not limited to a hospital, medical clinic, nursing home, medical practitioner, mortuary, taxidermist, veterinarian, veterinary hospital, animal testing laboratory, or medical testing laboratory which has been autoclaved or otherwise heat treated or sterilized so that it is no longer capable of inducing infection. Any sharps from these sources must be rendered harmless or placed in needle puncture proof containers. Residue resulting from the incineration of medical waste is a Type A Special Waste.

5. Residue/sludges from septic tanks, food service grease traps, or washwaters and wastewaters from commercial laundries, laundromats, and car washes. If these wastes are managed at a public or commercial wastewater treatment works, they are not a Special Waste.

6. Chemical-containing equipment removed from service in which the chemical composition and concentration are known (e.g., oil filters, cathode ray tubes, lab equipment, acetylene tanks, fluorescent light tubes, etc.).

7. Waste produced from the demolition or dismantling of industrial process equipment or facilities contaminated with chemicals from the industrial process. Chemicals or waste removed or drained from such equipment for facilities are Type A Special Wastes.

8. Incinerator ash generated at a resource recovery facility that burns only nonhazardous household, commercial or industrial waste and qualifies for the hazardous waste exclusion in 40 CFR 261.4 (b). If the regulatory authority does not recognize the household hazardous waste exclusion, then the ash is a Type A Special Waste.

                                   EXHIBIT "B"

                                                        MINIMUM ANNUAL VOLUME
DISPOSAL SITE                                               (CUBIC YARDS)
-------------                                               -------------
AUSTIN COMMUNITY LF                                             [*]
COASTAL PLAINS RDF                                              [*]
COMAL COUNTY LF                                                 [*]
DFW RDF                                                         [*]
HILLSIDE RDF                                                    [*]
LACY LAKEVIEW LF                                                [*]
SKYLINE RDF                                                     [*]
WESTSIDE RDF                                                    [*]


         The above Minimum Annual Volumes totals [*] cubic yards of Waste Material. In addition to the [*] cubic yards, Customer shall deliver to the Disposal Sites annually the balance of the Minimum Annual Volumes, being an additional [*] cubic yards of Waste Material to the Disposal Sites, which additional yardage may be delivered to any of the Disposal Sites, in such amounts as Customer determines, in its sole discretion, and pursuant to this Agreement.

---------
[*] Such information has been granted confidential treatment, and has been filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                   EXHIBIT "C"
                         BASE RATES (NON-SPECIAL WASTE)


                                                           RATE        RATE      RATE
DISPOSAL SITE                                             YEAR 1      YEAR 2    YEAR 3
--------------                                            ---------   -------   -------
AUSTIN COMMUNITY LF                         Compacted     $[*]/yd     $[*]/yd   $[*]/yd

COASTAL PLAINS RDF                          Compacted     $[*]/yd     $[*]/yd   $[*]/yd
                                            Loose         $[*]/yd     $[*]/yd   $[*]/yd

COMAL COUNTY LF                             Compacted     $[*]/yd     $[*]/yd   $[*]/yd
                                            Loose         $[*]/yd     $[*]/yd   $[*]/yd

DFW RDF                                     REL-R/O       $[*]/yd     $[*]/yd   $[*]/yd
                                            FEL o         $[*]/yd     $[*]/yd   $[*]/yd

HILLSIDE RDF                                Compacted#    $[*]/T      $[*]/T    $[*]/T
                                            Loose#             #           #         #

LACY LAKEVIEW LF                            Compacted     $[*]/yd     $[*]/yd   $[*]/yd
                                            Loose         $[*]/yd     $[*]/yd   $[*]/yd

SKYLINE RDF                                 REL-R/O       $[*]/yd     $[*]/yd   $[*]/yd
                                            FEL o         $[*]/yd     $[*]/yd   $[*]/yd

WESTSIDE RDF                                REL-R/O       $[*]/yd     $[*]/yd   $[*]/yd
                                            FEL o         $[*]/yd     $[*]/yd   $[*]/yd

#[*]

o All front end load trucks shall be charged based on a thirty-eight (38) cubic yard capacity, regardless of actual volume contained therein.

         These rates shall include applicable state fees, including recycling fees and post-closure fees, and local fees, including host fees, taxes and royalties, and fees incurred under federal, state or local laws, rules or ordinances in effect and/or implemented as of, but not after, the Effective Date.


---------
[*] Such information has been granted confidential treatment, and has been filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                   EXHIBIT "D"


           ACCOUNT NAME             SPECIAL WASTE TYPE RATE           CURRENT
           ------------             -----------------------           --------
           [*]                         Medical waste                  $[*]/cy
           [*]                         WWTP Sludge                    $[*]/cy
           [*]                         WWTP Sludge                    $[*]/cy
           [*]                         Sludge                         $[*]/cy
           [*]                         Off spec food                  $[*]/cy
           [*]                         Paper stock impurities         $[*]/cy
           [*]                         Filtercake                     $[*]/cy
           [*]                         Multiple waste streams         $[*]/cy
           [*]                         Medical Waste                  $[*]/cy
           [*]                         Plant trash                    $[*]/cy
           [*]                         WWTP Sludge                    $[*]/cy
           [*]                         WWTP Sludge                    $[*]/cy
           [*]                         WWTP Sludge                    $[*]/cy
           [*]                         WWTP Sludge                    $[*]/cy
           [*]                         WWTP Sludge                    $[*]/cy
           [*]                         Particulate Matter             $[*]/cy
           [*]                         Plant trash                    $[*]/cy
           [*]                         Filterpress cake               $[*]/cy
           [*]                         Air handler dust               $[*]/cy
           [*]                         Wire insulation                $[*]/cy


         The above rates shall be subject to the Base Rate escalation and adjustments set forth in Articles 5.1 and 5.2 of the Agreement, but exclusive of, and not subject to, the Base Rates Limitations.

---------
[*] Such information has been granted confidential treatment, and has been filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                   EXHIBIT "E"


                                               MINIMUM
                                               ANNUAL    RATE      RATE      RATE
DISPOSAL SITE                                  VOLUMES   YEAR 1    YEAR 2    YEAR 3
---------------                                -------   -------   -------   -------
IESI Austin C&D LF                             [*]       $[*]/yd   $[*]/yd   $[*]/yd
IESI Fort Worth C&D LF                         [*]       $[*]/yd   $[*]/yd   $[*]/yd


         The above rates shall be subject to the Base Rates escalation and adjustments set forth in Articles 5.1 and 5.2 of the Agreement, including the Base Rates Limitations.


---------

[*] Such information has been granted confidential treatment, and has been filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.